Ex-99.1

October 8, 2003

FOR IMMEDIATE RELEASE

Pliant Corporation to Hold Conference Call

Third Quarter 2003 Financial Results

SCHAUMBURG, IL— Pliant Corporation announced today that Brian Johnson, Executive Vice President and Chief Financial Officer, will host a conference call to discuss the Company’s Third Quarter 2003 operating results and to answer questions about the business. The call will take place at 2:00 p.m. Eastern Standard Time on Thursday, November 13, 2003.

Participants in the United States can access the conference call by calling 888-455-9639, using the access code Pliant, or internationally by calling 630-395-0017 and using the same access code (Pliant). Participants are encouraged to dial-in at least ten minutes prior to the start of the teleconference.

Following the call’s completion, the replay will be available through 5:00 p.m. Eastern Standard Time on Wednesday, November 19, 2003. Telephone numbers to access the replay are as follows: United States 888-568-0376, International 402-530-7917. No access code required for the replay.

Pliant Corporation is a leading producer of value-added film and flexible packaging products for personal care, medical, food, industrial and agricultural markets. The Company operates 26 manufacturing and research and development facilities around the world, and employs approximately 3,250 people.

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CONTACTS:

John McCurdy

Director of Corporate Communications

Voice: 330.896.6732

Fax: 330.896.6733

E-mail: john.mccurdy@pliantcorp.com

Brian Johnson

EVP and Chief Financial Officer

E-mail: brian.johnson@pliantcorp.com

Voice: 847.969.3319

Company Web Site: www.pliantcorp.com